Aaron Stein
Certified Public Accountant

                                                    PO Box 406
                                                  981 Allen Lane
                                                Woodmere, NY 11598
                                                   516-569-0520

August 10, 2001



Securities and Exchange Commission
Washington, DC 20549

                        RE:        Green Dolphin Systems Corporation
                                   Filing of Form 10SBA12G

To Whom it May Concern:

        The attached disclosure related to the change of principal accountants for Green Dolphin Systems Corporation, which was forwarded to me for review by James N. Barber, Attorney for Green Dolphin, is correct and accurate in all respects. I have nothing to add to the disclosures.


                                        Very truly yours;

                                        /s/ Aaron Stein
                                        Aaron Stein